                                                                      EXHIBIT 11

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                         ATTRIBUTABLE TO COMMON STOCKS

                                                                       THREE MONTHS ENDED
                                                                         JUNE 30, 1996
                                                              ------------------------------------
                                                               $1 2/3 PAR                   CLASS
                                                                  VALUE         CLASS E       H
                                                                 COMMON         COMMON      COMMON
                                                                  STOCK          STOCK      STOCK
                                                              -------------     -------     ------
                                                                  (DOLLARS IN MILLIONS EXCEPT
                                                                       PER SHARE AMOUNTS)
Income from continuing operations attributable to common
  stocks...................................................     $ 2,020.3       $    --     $75.2
Income (Loss) from discontinued operations attributable to
  common stocks............................................         (15.0)       (193.8)       --
                                                                 --------       -------     -----
Net income (loss) attributable to common stocks............       2,005.3        (193.8)     75.2
Dividends on preference stocks.............................          20.2            --        --
                                                                 --------       -------     -----
Earnings (Loss) attributable to common stocks..............       1,985.1        (193.8)     75.2
Dividends on common stocks.................................         297.4          73.1      23.6
                                                                 --------       -------     -----
Undistributed earnings (loss) attributable to common
  stocks...................................................     $ 1,687.7       $(266.9)    $51.6
                                                                 ========       =======     =====
Memo:
Undistributed earnings from continuing operations
  attributable to common stocks............................     $ 1,702.7       $    --     $51.6
                                                                 ========       =======     =====
Undistributed earnings (loss) from discontinued operations
  attributable to common stocks............................     $   (15.0)      $(266.9)    $  --
                                                                 ========       =======     =====
Weighted average shares outstanding (in millions)..........         755.9         479.3      98.2
                                                                 ========       =======     =====
Per Share Data
Earnings per share attributable to undistributed earnings
  from continuing operations...............................        $ 2.25        $   --     $0.53
Earnings (Loss) per share attributable to undistributed
  earnings from discontinued operations....................         (0.02)        (0.56)       --
Dividends..................................................          0.40          0.15      0.24
                                                                 --------       -------     -----
Earnings (Loss) per share attributable to common stocks....        $ 2.63        $(0.41)    $0.77
                                                                 ========       =======     =====

Note: The difference between fully diluted and primary earnings per share is immaterial.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                   ATTRIBUTABLE TO COMMON STOCKS -- CONTINUED

                                                                        THREE MONTHS ENDED
                                                                           JUNE 30, 1995
                                                                 ---------------------------------
                                                                  $1 2/3 PAR      CLASS     CLASS
                                                                     VALUE          E         H
                                                                    COMMON        COMMON    COMMON
                                                                     STOCK        STOCK     STOCK
                                                                 -------------    ------    ------
                                                                    (DOLLARS IN MILLIONS EXCEPT
                                                                        PER SHARE AMOUNTS)
Income from continuing operations attributable to common
  stocks......................................................     $ 2,013.3      $  --     $68.8
Income (Loss) from discontinued operations attributable to
  common stocks...............................................         (17.8)     205.8        --
                                                                    --------      ------    -----
Net income attributable to common stocks......................       1,995.5      205.8      68.8
Premium on repurchase of preference stocks....................        (153.4)        --        --
Dividends on preference stocks................................         (46.1)        --        --
                                                                    --------      ------    -----
Earnings attributable to common stocks........................       1,796.0      205.8      68.8
Dividends on common stocks....................................         223.7       57.1      22.0
                                                                    --------      ------    -----
Undistributed earnings........................................       1,572.3      148.7      46.8
Adjustments
  Change in earnings attributable to each class of common
     stock related to the assumed exercise of stock
     options*.................................................          (1.5)        --       1.5
  Dividends on assumed common stock transactions..............          (1.1)        --      (0.4)
                                                                    --------      ------    -----
Adjusted earnings attributable to common stocks...............     $ 1,569.7      $148.7    $47.9
                                                                    ========      ======    =====
Memo:
  Adjusted earnings from continuing operations attributable to
     common stocks............................................     $ 1,587.5      $  --     $47.9
                                                                    ========      ======    =====
  Adjusted earnings from discontinued operations attributable
     to common stocks.........................................     $   (17.8)     $148.7    $  --
                                                                    ========      ======    =====
Weighted average shares outstanding (in millions).............         746.3      438.7      95.4
Adjustment
  Assumed exercise of dilutive stock options*.................           3.8        0.1       2.1
                                                                    --------      ------    -----
Adjusted weighted average shares outstanding..................         750.1      438.8      97.5
                                                                    ========      ======    =====
Per Share Data
Earnings per share attributable to undistributed earnings from
  continuing operations.......................................        $ 2.11       $ --     $0.49
Earnings (Loss) per share attributable to undistributed
  earnings from discontinued operations.......................         (0.02)      0.34        --
Dividends.....................................................          0.30       0.13      0.23
                                                                    --------      ------    -----
Earnings per share attributable to common stocks..............        $ 2.39      $0.47     $0.72
                                                                    ========      ======    =====

Note: The difference between fully diluted and primary earnings per share is immaterial.

* The assumed exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                   ATTRIBUTABLE TO COMMON STOCKS -- CONTINUED

                                                                         SIX MONTHS ENDED
                                                                           JUNE 30, 1996
                                                                -----------------------------------
                                                                  $1 2/3 PAR                 CLASS
                                                                    VALUE         CLASS E      H
                                                                    COMMON        COMMON     COMMON
                                                                    STOCK          STOCK     STOCK
                                                                --------------    -------    ------
                                                                    (DOLLARS IN MILLIONS EXCEPT
                                                                        PER SHARE AMOUNTS)
Income from continuing operations attributable to common
  stocks.....................................................      $2,745.0       $    --    $151.2
Income (Loss) from discontinued operations attributable to
  common stocks..............................................          (5.4)         15.4       --
                                                                   --------       -------    ------
Net income attributable to common stocks.....................       2,739.6          15.4     151.2
Dividends on preference stocks...............................          40.5            --       --
                                                                   --------       -------    ------
Earnings attributable to common stocks.......................       2,699.1          15.4     151.2
Dividends on common stocks...................................         604.7         145.1      46.9
                                                                   --------       -------    ------
Undistributed earnings (loss) attributable to common
  stocks.....................................................      $2,094.4       $(129.7)   $104.3
                                                                   ========       =======    ======
Memo:
Undistributed earnings from continuing operations
  attributable to common stocks..............................      $2,099.8       $    --    $104.3
                                                                   ========       =======    ======
Undistributed earnings (loss) from discontinued operations
  attributable to common stocks..............................      $   (5.4)      $(129.7)   $  --
                                                                   ========       =======    ======
Weighted average shares outstanding (in millions)............         755.6         470.1      97.8
                                                                   ========       =======    ======
Per Share Data
Earnings per share attributable to undistributed earnings
  from continuing operations.................................        $ 2.78        $   --     $1.07
Earnings (Loss) per share attributable to undistributed
  earnings from discontinued operations......................         (0.01)        (0.26)      --
Dividends....................................................          0.80          0.30      0.48
                                                                   --------       -------    ------
Earnings per share attributable to common stocks.............        $ 3.57        $ 0.04     $1.55
                                                                   ========       =======    ======

Note: The difference between fully diluted and primary earnings per share is immaterial.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                   ATTRIBUTABLE TO COMMON STOCKS -- CONCLUDED

                                                                        SIX MONTHS ENDED
                                                                         JUNE 30, 1995
                                                              ------------------------------------
                                                               $1 2/3 PAR                   CLASS
                                                                  VALUE         CLASS E       H
                                                                 COMMON         COMMON      COMMON
                                                                  STOCK          STOCK      STOCK
                                                              -------------     -------     ------
                                                                  (DOLLARS IN MILLIONS EXCEPT
                                                                       PER SHARE AMOUNTS)
Income from continuing operations before cumulative effect
  of accounting change attributable to common stocks.......     $ 3,907.2       $    --     $132.1
Income from discontinued operations attributable to common
  stocks...................................................          56.6         328.2        --
Cumulative effect of accounting change.....................         (51.8)           --        --
                                                                ---------       -------     ------
Net income attributable to stocks..........................       3,912.0         328.2      132.1
Premium on repurchase of preference stocks.................        (153.4)           --        --
Dividends on preference stocks.............................        (118.1)           --        --
                                                                ---------       -------     ------
Earnings attributable to common stocks.....................       3,640.5         328.2      132.1
Dividends on common stocks.................................         374.5          91.3       43.6
                                                                ---------       -------     ------
Undistributed earnings.....................................       3,266.0         236.9       88.5
Adjustments
  Change in earnings attributable to each class of common
     stock related to the assumed exercise of stock
     options*..............................................          (3.0)           --        3.0
  Dividends on assumed common stock transactions...........          (1.9)           --       (1.0)
                                                                ---------       -------     ------
Adjusted earnings attributable to common stocks............     $ 3,261.1       $ 236.9      $90.5
                                                                =========       =======     ======
Memo:
Adjusted earnings from continuing operations attributable
  to common stocks.........................................     $ 3,204.5       $    --      $90.5
                                                                =========       =======     ======
Adjusted earnings from discontinued operations attributable
  to common stocks.........................................     $    56.6       $ 236.9     $  --
                                                                =========       =======     ======
Weighted average shares outstanding (in millions)..........         749.4         369.7       94.8
Adjustment
  Assumed exercise of dilutive stock options*..............           3.8           0.1        2.1
                                                                ---------       -------     ------
Adjusted weighted average shares outstanding...............         753.2         369.8       96.9
                                                                =========       =======     ======
Per Share Data
Earnings per share attributable to undistributed earnings
  from continuing operations before cumulative effect of
  accounting change........................................        $ 4.32        $   --      $0.93
Earnings per share attributable to undistributed earnings
  from discontinued operations.............................          0.08          0.64        --
Cumulative effect of accounting change.....................         (0.07)           --        --
Adjustment.................................................            --         (0.01)**     --
Dividends..................................................          0.50          0.26       0.46
                                                                ---------       -------     ------
Earnings per share attributable to common stocks...........        $ 4.83        $ 0.89      $1.39
                                                                =========       =======     ======

Note: The difference between fully diluted and primary earnings per share is immaterial.

 * The assumed exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

** The per-share reported earnings attributable to Class E common stock of $0.89 equals the sum of the separate computations of each of the first two quarters, consistent with the requirements for calculating earnings per share based on EDS earnings and the Class E denominator. The six month calculation shown above (based on 1995 weighted average outstanding Class E shares for the period) requires an adjustment of ($0.01) due to the significant differences in the average number of shares outstanding in each quarter resulting from the Class E stock contribution to the U.S. hourly pension plan.